Exhibit 99.1

4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Maryon Davis, Director Finance & IR
(770) 953-7505	(770) 221-2666
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES THIRD-QUARTER RESULTS
— Net Loss Narrows to $6.2 Million for the Quarter —
— Specialty Unit Volume Growth of 11.4% Reported for the Quarter—
ATLANTA — November 3, 2011 — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the third quarter ended October 1, 2011.
The Company incurred a net loss of $6.2 million, or $0.12 per diluted share for the third quarter of 2011, compared to a net loss of $14.9 million, or $0.48 per diluted share, for the third quarter of 2010. Revenues for the third quarter were $472.9 million, up 1.8% from $464.7 million for the third quarter of 2010. The increase reflects favorable year-over-year product pricing and flat overall unit volume. Specialty sales increased 12.4% driven by an 11.4% increase in unit volume as the Company continues its focus on these value-added products. Structural sales declined 12.4% driven by a 14.0% decrease in unit volume.
Gross profit for the third quarter totaled $58.3 million, up 16.7% from $49.9 million in the year-ago period. Gross margins increased to 12.3% from the 10.7% generated in the year-ago period, reflecting growth in higher-margin specialty products and improved structural product margins. These margins improved as a result of the Company’s ongoing initiatives to increase margins across all product categories combined with increases in underlying product prices. Third-quarter operating expenses of $57.1 million were flat compared to the same period a year ago, and included $2.1 million and $1.9 in net gains from significant special items in 2011 and 2010 respectively. Reported operating profit for the quarter was $1.2 million, compared to an operating loss of $7.3 million a year ago.
“A combination of solid execution and our focus on value-added product strategies, coupled with a slight pick-up in demand late in the quarter, helped drive improved third-quarter results,” said George Judd, president and chief executive officer. “We narrowed our comparable third quarter adjusted net loss by $5.4 million relative to a year ago, expanded gross margins across both product categories and generated $17.5 million in cash during the quarter while operating in a highly competitive and challenging marketplace. We believe this performance demonstrates the positive impact of our operating strategies and initiatives.
“We continue to seize opportunities for profitable growth by focusing on growing our specialty business, enhancing our customer service, and maximizing the efficiency of our operations,” Mr. Judd said.

BlueLinx 3Q ’11 Press Release

For the nine months ended October 1, 2011, net loss totaled $28.3 million, or $0.75 per diluted share, compared with $33.0 million, or $1.08 per diluted share, a year ago. Revenues for the nine months totaled $1.36 billion, down 5.0% from $1.44 billion the same period a year ago, reflecting lower structural product unit volume and product prices, partially offset by a 7.7% increase in specialty product unit volume and increased specialty product pricing. Gross profit for the nine months ended October 1, 2011 totaled $162.2 million and gross margin was 11.9%, compared with $166.3 million and 11.6% a year earlier. Total operating expenses decreased to $167.9 million from $178.0 million a year ago, and included $8.8 million and $1.9 million in net gains from significant special items, respectively.
The Company’s operating results for the 2011 and 2010 third quarter and year-to-date periods, adjusted for significant special items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

	Quarters Ended		Nine Months Ended
in millions, except per share amounts	October 1,	October 2,	October 1,	October 2,
(unaudited)	2011	2010	2011	2010
Pretax loss	$(6.1)	$(15.6)	$(28.2)	$(33.7)
Gain from sale of certain properties	—	—	(6.9)	—
Gain on modification of lease agreement	(2.0)	—	(2.0)	—
Changes associated with the ineffective interest rate swap, net	—	(1.2)	(1.7)	(3.2)
Gain from property insurance settlement	(1.2)	—	(1.2)	—
Severance related costs	1.1	0.3	1.3	0.3
OSB lawsuit settlement gain	—	(5.2)	—	(5.2)
Tender offer expenses	—	3.0	—	3.0
Write-off of debt issuance costs	—	0.2	—	0.2

Adjusted pretax loss	(8.2)	(18.5)	(38.7)	(38.6)
Adjusted benefit from income taxes	(3.1)	(7.9)	(14.8)	(15.6)

Adjusted net loss	$(5.1)	$(10.6)	$(23.9)	$(23.0)

Diluted weighted average shares	51.2	30.7	37.7	30.7

Adjusted diluted net loss per share applicable to common shares	$(0.10)	$(0.34)	$(0.63)	$(0.75)

For the quarter and year-to-date periods ended October 1, 2011, the above table reflects the following events: (i) the Company recorded a gain on the sales of certain properties; (ii) the Company recorded a gain on the modification of a lease agreement; (iii) the Company recorded the effect of a reduction in the fair value of its terminated ineffective interest rate swap partially offset by the continued amortization of the accumulated other comprehensive loss related to the ineffective interest rate swap into interest expense; (iv) the Company recorded a gain from a property insurance settlement; and (v) the Company recorded certain severance costs. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets and the tax effect of significant special items. A tax benefit related to our intra-period income tax allocation to other comprehensive income is included as well for the nine months ended October 1, 2011. The valuation allowance recorded for the quarter and year-to-date periods are $2.4 million and $10.9 million, respectively. The adjusted benefit from income taxes assumes that the Company’s deferred tax assets will be realized.

BlueLinx 3Q ’11 Press Release

For the quarter and year-to-date periods ended October 2, 2010, the above table reflects the following events: (i) the Company recorded the effect of a reduction to the fair value of its ineffective interest rate swap offset by the continued amortization of the other comprehensive loss related to the ineffective interest rate swap into interest expense; (ii) the Company recorded certain severance costs; (iii) the Company received payment for a litigation settlement; (iv) the Company incurred expenses from the terminated tender offer; and (v) the Company amended its credit facility resulting in a non-cash charge due to the write-off of associated debt issuance cost. The adjusted benefit from income taxes reflected in the table is comprised of the Company’s effective tax rate excluding the valuation allowance related to its deferred tax assets, a tax benefit related to our intra-period income tax allocation to other comprehensive income, a benefit related to an additional 2009 income tax refund, and the tax effect of significant special items. The valuation allowance recorded for the quarter and year-to-date periods are $6.0 million and $13.0 million, respectively. The adjusted benefit from income taxes assumes that the Company’s deferred tax assets will be realized.
Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 404-537-3406, Conference ID# 21379493. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.
Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of approximately 60 distribution centers. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

BlueLinx 3Q ’11 Press Release

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of BlueLinx’ control that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that it distributes, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital, including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 1, 2011 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
- Tables to Follow -

BlueLinx 3Q ’11 Press Release

BlueLinx Holdings Inc.
Statements of Operations
   in thousands, except per share data

	Quarters Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$472,898	$464,690	$1,364,313	$1,436,521
Cost of sales	414,620	414,748	1,202,121	1,270,182

Gross profit	58,278	49,942	162,192	166,339

Operating expenses:
Selling, general, and administrative	54,537	54,121	159,760	167,724
Depreciation and amortization	2,559	3,111	8,120	10,289

Total operating expenses	57,096	57,232	167,880	178,013

Operating income (loss)	1,182	(7,290)	(5,688)	(11,674)
Non-operating expenses:
Interest expense	6,963	9,121	23,754	24,641
Changes associated with the ineffective interest rate swap, net	—	(1,156)	(1,751)	(3,217)
Write-off of debt issuance costs	—	183	—	183
Other expense, net	333	192	485	443

Loss before provision for (benefit from) income taxes	(6,114)	(15,630)	(28,176)	(33,724)
Provision for (benefit from) income taxes	94	(778)	139	(726)

Net loss	$(6,208)	$(14,852)	$(28,315)	$(32,998)

Basic and diluted weighted average number of common shares outstanding	51,183	30,714	37,696	30,667

Basic and diluted net loss per share applicable to common shares	$(0.12)	$(0.48)	$(0.75)	$(1.08)

BlueLinx 3Q ’11 Press Release

BlueLinx Holdings Inc.
Balance Sheets
   in thousands

	October 1,	January 1,
	2011	2011
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$5,890	$14,297
Receivables, net	184,737	119,202
Inventories, net	203,777	188,250
Deferred income tax assets, net	59	143
Other current assets	24,699	22,768

Total current assets	419,162	344,660

Property, plant, and equipment:
Land and land improvements	51,930	52,540
Buildings	97,825	96,720
Machinery and equipment	75,928	70,860
Construction in progress	282	2,028

Property, plant, and equipment, at cost	225,965	222,148
Accumulated depreciation	(98,214)	(92,517)

Property, plant, and equipment, net	127,751	129,631
Other non-current assets	24,390	50,728

Total assets	$571,303	$525,019

Liabilities:
Current liabilities:
Accounts payable	$89,468	$62,827
Bank overdrafts	30,322	23,089
Accrued compensation	4,373	4,594
Current maturities of long-term debt	36,029	1,190
Other current liabilities	21,115	16,792

Total current liabilities	181,307	108,492

Non-current liabilities:
Long-term debt	329,351	381,679
Deferred income taxes	40	192
Other non-current liabilities	27,845	33,665

Total liabilities	538,543	524,028

Stockholders’ Equity:
Common stock	618	327
Additional paid-in capital	207,238	147,427
Accumulated other comprehensive loss	(7,376)	(7,358)
Accumulated deficit	(167,720)	(139,405)

Total stockholders’ equity	32,760	991

Total liabilities and stockholders’ equity	$571,303	$525,019

BlueLinx 3Q ’11 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
   in thousands

	Periods Ended
	October 1,	October 2,
	2011	2010
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(28,315)	$(32,998)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	8,120	10,289
Amortization of debt issuance costs	2,029	1,026
Payment from terminating the Georgia-Pacific supply agreement	—	4,706
Gain from sale of properties	(6,939)	—
Gain from property insurance settlement	(1,230)	—
Changes associated with the ineffective interest rate swap	(1,751)	(3,217)
Write-off of debt issuance costs	—	183
Gain on modification of lease agreement	(1,971)	—
Deferred income tax benefit	(282)	(621)
Share-based compensation expense	1,578	2,880
Decrease in restricted cash related to the swap, insurance, and other	443	6,009
Changes in assets and liabilities:
Receivables	(65,535)	(47,294)
Inventories	(15,527)	(22,384)
Accounts payable	26,641	16,071
Changes in other working capital	1,365	21,285
Other	(2,174)	(3,849)

Net cash used in operating activities	(83,548)	(47,914)

Cash flows from investing activities:
Property, plant, and equipment investments	(6,032)	(2,689)
Proceeds from disposition of assets	8,994	689

Net cash provided by (used in) investing activities	2,962	(2,000)

Cash flows from financing activities:
Repurchase of common stock	—	(583)
Increase in borrowings from the revolving credit facility	21,235	45,996
Payment of principal on mortgage	(38,724)	—
Payments on capital lease obligations	(1,224)	(564)
Increase in bank overdrafts	7,233	3,441
Decrease (increase) in restricted cash related to the mortgage	27,724	(8,397)
Debt financing costs	(2,647)	(6,521)
Proceeds from stock offering less expenses paid	58,582	—
Other	—	6

Net cash provided by financing activities	72,179	33,378

Decrease in cash	(8,407)	(16,536)
Balance, beginning of period	14,297	29,457

Balance, end of period	$5,890	$12,921

Non Cash Transactions:
Capital Leases	$3,147	$1,889

BlueLinx 3Q ’11 Press Release

BlueLinx Holdings Inc.
Adjusted Pre-Tax Loss
   in thousands, except for per share amounts

	Quarters Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Pretax loss	$(6,114)	$(15,630)	$(28,176)	$(33,724)
Gain from sale of certain properties	—	—	(6,939)	—
Gain on modification of lease agreement	(1,971)	—	(1,971)	—
Changes associated with the ineffective interest rate swap, net	—	(1,156)	(1,751)	(3,217)
Gain from property insurance settlement	(1,230)	—	(1,230)	—
Severance related costs	1,139	342	1,346	342
OSB lawsuit settlement gain	—	(5,236)	—	(5,236)
Tender offer expenses	—	3,030	—	3,030
Write-off of debt issuance costs	—	183	—	183

Adjusted pretax loss	(8,176)	(18,467)	(38,721)	(38,622)
Adjusted benefit from income taxes	(3,062)	(7,906)	(14,807)	(15,633)

Adjusted net loss	$(5,114)	$(10,561)	$(23,914)	$(22,989)

Diluted weighted average shares	51,183	30,714	37,696	30,667

Adjusted diluted net loss per share applicable to common shares	$(0.10)	$(0.34)	$(0.63)	$(0.75)

BlueLinx Holdings Inc.
Reconciliation of GAAP Net Loss to Adjusted Net Loss
   in thousands

	Quarters Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

GAAP net loss	$(6,208)	$(14,852)	$(28,315)	$(32,998)
OSB lawsuit settlement gain	—	(5,236)	—	(5,236)
Tender offer expenses	—	3,030	—	3,030
Write-off of debt issuance costs	—	183	—	183
Gain from sale of certain properties	—	—	(6,939)	—
Gain from property insurance settlement	(1,230)	—	(1,230)	—
Severance related costs	1,139	342	1,346	342
Gain on modification of lease agreement	(1,971)	—	(1,971)	—
Changes associated with the ineffective interest rate swap, net	—	(1,156)	(1,751)	(3,217)
Tax effect of selected charges	796	1,095	4,072	1,890
Valuation allowance	2,360	6,033	10,874	13,017

Adjusted net loss	$(5,114)	$(10,561)	$(23,914)	$(22,989)

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